United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 22, 2021

Date of Report (Date of earliest event reported)

Oyster Enterprises Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39910	85-3607783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Main Street Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 888-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant to purchase one share of Class A common stock	OSTRU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	OSTR	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment	OSTRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on January 22, 2021, Oyster Enterprises Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”), each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) and one-half of one redeemable warrant of the Company (each, a “Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share (subject to adjustment). The Units were sold at a price of $10.00 per Unit, and the IPO generated gross proceeds of $200,000,000.

Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) with Oyster Enterprises LLC, its sponsor (the “Sponsor”), and Imperial Capital, LLC and I-Bankers Securities, Inc., the IPO’s underwriters (the “Underwriters”), of an aggregate of 5,950,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant, generating gross proceeds to the Company of $5,950,000.

On January 22, 2021, a total of $200,000,000 of the net proceeds from the IPO and the Private Placement were deposited in a trust account (the “Trust Account”) established for the benefit of the Company’s public stockholders at JPMorgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of January 22, 2021 reflecting receipt of the net proceeds from the IPO and the Private Placement is included as Exhibit 99.1 to this Current Report on Form 8-K.

On January 25, 2021, the Underwriters exercised in full the option granted to them by the Company to purchase up to 3,000,000 additional Units solely to cover over-allotments, if any, which option was granted to them under the underwriting agreement for the IPO. The sale of these 3,000,000 additional Units closed today, January 28, 2021, generating gross proceeds of $30,000,000. Simultaneously with the closing of the over-allotment option, the Company consummated a private placement (the “Additional Private Placement”) with the Sponsor and the Underwriters of an aggregate of an additional 600,000 Private Warrants at a price of $1.00 per Private Warrant, generating gross proceeds to the Company of $600,000. On January 28, 2021, a total of $30,000,000 of the net proceeds from the closing of the over-allotment option and the Additional Private Placement were deposited into the Trust Account, resulting in a total deposit of $230,000,000 in the Trust Account since the Trust Account was established.

The Company's unaudited pro forma balance sheet reflecting receipt of the net proceeds from the closing of the over-allotment option and the Additional Private Placement on January 28, 2021 is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Audited Balance Sheet as of January 22, 2021

99.2	Unaudited Pro Forma Balance Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2021

OYSTER ENTERPRISES ACQUISITION CORP.

	By:	/s/ Heath Freeman
		Name:	Heath Freeman
		Title:	Chief Executive Officer

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